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                                                                Exhibit 10.39.1

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         AMENDMENT, made as of the 6th day of December, 1994 to amended and restated EMPLOYMENT AGREEMENT, made as of the 5th day of February, 1994, as amended by letter agreements dated August 16, 1994, August 20, 1994 and September 19, 1994 (the "Employment Agreement"), between R.H. Macy & Co., Inc., a Delaware corporation with its principal office at 151 West 34th Street, New York, New York 10001 (the "Corporation"), and Myron E. Ullman, III residing at 200 North Street, Greenwich, Connecticut 06830 ("Executive").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, pursuant to the Agreement and Plan of Merger between R.H. Macy & Co., Inc. and Federated Department Stores, Inc. ("Federated"), dated as of August 16, 1994 (the "Merger Agreement'), Federated is to be merged with and into the Corporation with the Corporation (to be renamed "Federated Department Stores, Inc.") being the surviving corporation; and

         WHEREAS, pursuant to Section 2.3(b) of the Merger Agreement, effective as of the Effective Time (as defined in Section 2.5 of the Merger Agreement), Executive shall be Deputy Chairman of the Corporation; and

         WHEREAS, the Corporation desires to secure the continued services of Executive, and Executive desires to continue to furnish services to the Corporation and its affiliates, on the terms and conditions set forth in the Employment Agreement as hereinafter amended;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. AMENDMENT TO EMPLOYMENT AGREEMENT. Effective as of the Effective Time, Section 3 of the Employment Agreement is hereby amended and restated in its entirety, to read as follows:





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                          During the Term, Executive shall serve as Deputy
         Chairman of the Corporation, faithfully and to the best of his ability under the direction of the Board of Directors of the Corporation, and shall devote substantially all of his business time, energy and skill to such employment. Executive shall perform the duties commensurate with the position of Deputy Chairman of the Corporation, as well as such specific duties and services of a senior executive nature as the Board of Directors of the Corporation shall reasonably request consistent with Executive's position as Deputy Chairman. Neither Executive's title nor any of his functions shall be changed without his consent. While it is understood that the right to elect directors and officers of the Corporation is by law vested in the stockholders and directors of the Corporation, it is nevertheless mutually contemplated subject to such rights that Executive shall at all times during employment be a Director of the Corporation.

                          It is expressly understood by the parties hereto that Executive's principal office and principal place of employment shall be his residence at 200 North Street, Greenwich, Connecticut.

         2. EFFECT ON EMPLOYMENT AGREEMENT. The Corporation and Executive confirm and agree that the Employment Agreement, as amended by this Amendment, remains in full force and effect.

         3.      OTHER MATTERS.

                 The undersigned hereby represents that he is duly authorized to execute this Agreement on behalf of Federated Department Stores, Inc., and that this Agreement shall be binding and enforceable in all regards against the Corporation upon and after the Effective Time.

                 This Amendment shall be null and void and of no further force or effect if the Merger Agreement is terminated prior to the Merger (as defined in the Merger Agreement) for any reason.

                 This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each





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counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

                                        FEDERATED DEPARTMENT STORES, INC.

                                        By: /s/ Dennis J. Broderick
                                            -------------------------------
                                            Name:  Dennis J. Broderick
                                            Title:     Senior Vice President
                                                       General Counsel and
                                                       Secretary

ACKNOWLEDGED BY:                            /s/ Myron E. Ullman
                                            -------------------------------
                                            Myron E. Ullman, III

                                        R.H. MACY & CO., INC.

                                        By: /s/ Diane P. Baker
                                            -------------------------------
                                            Name:  Diane P. Baker
                                            Title:      Group Senior Vice
                                                        President and Chief
                                                        Financial Officer





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